Exhibit (a)(1)

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION CONTEMPLATED HEREIN; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

OFFER LETTER
TO CERTAIN HOLDERS OF ON TRACK INNOVATIONS LTD.
ORDINARY SHARE PURCHASE WARRANTS

April 23, 2006

In compliance with Rule 13e-4 under the Securities and Exchange Act of 1934, as amended (the “34 Act”), the Board of Directors of On Track Innovations Ltd. (the “Company”), is making an offer (the “Offer”), to the holders of warrants to purchase an aggregate of 820,800 ordinary shares nominal value NIS 0.1 per share, of the Company (“Ordinary Shares”) (the “2004 Warrants”), which were sold by the Company on April 29, 2004 pursuant to a private placement transaction (the “2004 Placement”) and to the holders of warrants to purchase an aggregate of 1,196,431 of Ordinary Shares (the “2005 Warrants”), which were sold by the Company on November 1, 2005 pursuant to a separate private placement transaction (the “2005 Placement”) (collectively, the 2004 Warrants and the 2005 Warrants will be referred to herein as the “Warrants”):

—	To reduce the exercise price of the 2004 Warrants from $13.97 to $12.29 per share; and

—	To reduce the exercise price of the 2005 Warrants from $14.58 to $12.39 per share.

The Offer to reduce the exercise price of the Warrants will commence on the date the materials relating to the Offer are first sent to the holders, which is April 23, 2006 (the “Offer Date”), through June 22, 2006 at 12:00 p.m., Israeli time, (the “Exercise Date”), at which point the original terms of the Warrants, including, but not limited to, the exercise price of $13.97 and $14.58 per share for the 2004 Warrants and 2005 Warrants, respectively, shall resume and continue to apply.

The Board of Directors of the Company approved the reduction of the exercise price of the 2004 Warrants and the 2005 Warrants on February 12, 2006. Further, the shareholders of the Company approved the reduction of the exercise price of the 2004 Warrants and the 2005 Warrants at an extraordinary meeting on March 21, 2006.

A detailed discussion of the Offer is contained in this Offer Letter. The Company will accept for exercise all Warrants validly tendered, upon the terms and subject to the conditions of the Offer and the attached Letter of Transmittal.

IMPORTANT

Any holder of Warrants desiring to exercise all of his or her Warrants should complete and sign the Letter of Transmittal or a photocopy thereof in accordance with the instructions in the Letter of Transmittal, mail or deliver it, and certificates for the Warrants, and any other required documents to the Company along with the Letter of Transmittal.

NEITHER THE COMPANY NOR ANY OF ITS DIRECTORS, OFFICERS OR EMPLOYEES MAKES ANY RECOMMENDATION TO ANY HOLDER OF A WARRANT AS TO WHETHER TO EXERCISE THEIR WARRANTS. EACH HOLDER OF A WARRANT MUST MAKE HIS OR HER OWN DECISIONS AS TO WHETHER TO EXERCISE ALL OF THEIR WARRANTS.

The Company’s Ordinary Shares are listed on the NASDAQ National Market under the symbol “OTIV”. THE EXISTING WARRANTS ARE NOT LISTED FOR TRADING AND NO MARKET EXISTS FOR SAID WARRANTS.

Please direct questions or requests for assistance, or for additional copies of this Offer, Letter of Transmittal or other materials, in writing, to Mr. Guy Shafran, Chief Financial Officer at On Track Innovations Ltd., Z.H.R. Industrial Zone, P.O. Box 32, Rosh Pina, Israel 12000, Facsimile (011) 972-4-693-8887.

NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE COMPANY AS TO WHETHER HOLDERS SHOULD EXERCISE WARRANTS PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

SUMMARY

This general summary is provided solely for the convenience of holders of Warrants and is qualified in its entirety by reference to the full text of and the more specific details contained in this Offer, the related Letter of Transmittal and any amendments hereto and thereto. Capitalized terms used in this summary without definition shall have the meaning ascribed to such terms in this Offer.

The Company	On Track Innovations Ltd., an Israeli company, with principal executive offices at Z.H.R. Industrial Zone, P.O. Box 32, Rosh-Pina, Israel, 12000.

The Warrants	2004 Placement:
Pursuant to the terms of the 2004 Placement, 1,300,000 units of the Company were issued on April 29, 2004. These units consisted of an aggregate of 820,800 Ordinary Shares and warrants to purchase an aggregate of 780,000 Ordinary Shares. The Company will accept for exercise 2004 Warrants validly tendered pursuant to the Offer.

2005 Placement:
Pursuant to the terms of the 2005 Placement, 1,828,026 units of the Company were issued on November 1, 2005. These unites consisted of an aggregate of 1,196,431 Ordinary Shares and warrants to purchase an aggregate of 1,068,471 Ordinary Shares. The Company will accept for exercise 2005 Warrants validly tendered pursuant to the Offer.

Exercise Price	2004 Warrants:
The Company offers to reduce the exercise price for each 2004 Warrant from $13.97 to $12.29 per share. Each Holder desiring to exercise a 2004 Warrant must specify in the Letter of Transmittal the number of 2004 Warrants being exercised (which must include all the 2004 Warrants held by such Holder at that time and, if any, all the 2005 Warrants held by such Holder at that time) to have his or her tender accepted by the Company.

2005 Warrants:
The Company offers to reduce the exercise price for each 2005 Warrant from $14.58 to $12.39 per share. Each Holder desiring to exercise a 2005 Warrant must specify in the letter of Transmittal the number of 2005 Warrants being exercised (which must include all the 2005 Warrants held by such Holder at that time and, if any, all 2004 Warrants held by such Holder at that time) to have his or her tender accepted by the Company.

Exercise Date of Offer	June 22, 2006 at 12:00 p.m., Israeli time, unless extended by the Company.

How to Tender Warrants	See Section 2. For further information, please contact, in writing, to Mr. Guy Shafran, Chief Financial Officer at On Track Innovations Ltd., Z.H.R. Industrial Zone, P.O. Box 32, Rosh Pina, Israel 12000, Facsimile (011) 972-4-693-8887.

Payment Upon Exercise	The exercise price of the Warrant is payable only by certified bank check or wire transfer of immediately available funds in accordance with the Company's instructions and must accompany the Letter of Transmittal.

Rescission Rights	A tender of Warrants may be rescinded at any time until the Exercise Date of the Offer. See Section 3.

Purpose of the Offer	The purpose of the Offer is to reduce the number of Warrants outstanding in order to provide greater certainty to investors and potential investors regarding the number of Ordinary Shares outstanding by providing an incentive to the holders to exercise their Warrants through the Offer to reduce the exercise price of the Warrants, which will also result in the Company raising additional capital.

Market Price of the Warrants	The Company's Ordinary Shares are listed on the NASDAQ National Market under the symbol "OTIV." THE EXISTING WARRANTS ARE NOT LISTED FOR TRADING AND NO MARKET EXISTS FOR SAID WARRANTS.

Further Information	Please direct questions or requests for assistance, or for additional copies of this Offer, Letter of Transmittal or other materials, in writing, to Mr. Guy Shafran, Chief Financial Officer at On Track Innovations Ltd., Z.H.R. Industrial Zone, P.O. Box 32, Rosh Pina, Israel 12000, Facsimile (011) 972-4-693-8887.

INTRODUCTION

The Board of Directors of On Track Innovations Ltd., with the approval of the shareholders, is making an offer to Warrant holder to temporarily reduce the exercise price for the 2004 Warrants and the 2005 Warrants for a limited period of time, upon the terms and subject to the conditions set forth herein and in the related Letter of Transmittal (which together constitute the “Offer”). The 2004 Warrants currently have an exercise price of $13.97 per share, which, pursuant to the Offer, may be exercised at a reduced price of $12.29 per share, subject to the conditions set forth below. The 2005 Warrants currently have an exercise price of $14.58 per share, which, pursuant to the Offer, may be exercised at a reduced price of $12.39 per share, subject to the conditions set forth below.

This Offer will commence on the Offer Date and terminate at on the Exercise Date. ON THE EXERCISE DATE OF THE OFFER, WARRANT HOLDERS WILL NO LONGER BE ABLE TO ACCEPT THE OFFER TO REDUCE THE EXERCISE PRICE OF THE 2004 WARRANTS AND THE 2005 WARRANTS. FOLLOWING THE EXERCISE DATE, THE ORIGINAL TERMS OF THE WARRANTS, INCLUDING, BUT NOT LIMITED TO, THE EXERCISE PRICE OF $13.97 AND $14.58 PER SHARE FOR THE 2004 WARRANTS AND 2005 WARRANTS, RESPECTIVELY, SHALL RESUME AND CONTINUE TO APPLY.

As of the date hereof, the Company has 820,800 2004 Warrants outstanding that were issued in the 2004 Placement and that are subject to the Offer, all of which by their general terms, are exercisable at any time until April 29, 2009. The Company also, as of the date hereof, has 1,196,431 2005 Warrants outstanding that were issued in the 2005 Placement that are also subject to the Offer, all of which by their general terms, are exercisable, assuming the Offer period terminated after May 1, 2006, at any time until November 1, 2010.

The Company’s Ordinary Shares are listed on the NASDAQ National Market under the symbol “OTIV.” THE EXISTING WARRANTS ARE NOT LISTED FOR TRADING AND NO MARKET EXISTS FOR SAID WARRANTS.

THE OFFER

Material Risks of Participating In the Offer

Participation in this Offer involves a number of potential risks. Holders should carefully consider these risks and are urged to speak with their personal financial, investment and/or tax advisor as necessary before deciding whether or not to participate in this Offer. In addition, we strongly encourage you to read this Offer in its entirety and review the documents referred to in Sections 9, 12 and 13.

1.	GENERAL TERMS

Subject to the terms and conditions of the Offer, the Company is seeking the exercise of the Warrants pursuant to the Offer by offering the holders of the outstanding 2004 Warrants and 2005 Warrants the option to exercise said Warrants at a reduced exercise price of $12.29 and $12.39 per share for the 2004 Warrants and 2005 Warrants, respectively.

A.	Period of Offer

The Offer will only be open for a period beginning on the Offer Date and ending on the Exercise Date. The Company expressly reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Offer is open by giving oral or written notice of such extension to holders of the Warrants who have not tendered any Warrants. There can be no assurance, however, that the Company will exercise its right to extend the Offer. During any such extension, all Warrants previously tendered will be deemed exercised as of the original Exercise Date. See Section 10.

B.	Partial Exercise Not Permitted

If Warrant Holders choose to participate in the Offer, they must exercise all, and not less than all, of such Holder’s Warrants (including all 2004 Warrants and 2005 Warrants) pursuant to the terms of the Offer. Partial exercise of holder’s Warrants according to these terms will be not be permitted. WARRANTS NOT EXERCISED DURING THE PERIOD OF THE OFFER SHALL BE EXERCISABLE IN ACCORDANCE WITH THE GENERAL TERMS OF SUCH WARRANTS.

C.	Payment Upon Exercise

The exercise price of the Warrants exercised pursuant to the Offer will be payable only by bank check or wire transfer of immediately available funds in accordance with the Company’s instructions and must accompany the Letter of Transmittal.

THE OFFER IS NOT CONDITIONED UPON ANY
MINIMUM NUMBER OF WARRANTS BEING TENDERED.
THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS.

NEITHER THE COMPANY, NOR ANY OF ITS DIRECTORS, OFFICERS OR EMPLOYEES MAKES ANY RECOMMENDATION TO ANY HOLDER OF A WARRANT AS TO WHETHER TO TENDER THEIR WARRANTS. EACH HOLDER OF A WARRANT MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER THEIR WARRANTS.

2.	PROCEDURE FOR TENDERING WARRANTS

A.	Proper Tender of Warrants

To tender Warrants validly pursuant to the Offer, a properly completed and duly executed Letter of Transmittal or photocopy thereof, together with any required signature guarantees and any other documents required by the Letter of Transmittal, must be received by the Company at its address set forth below and certificates for all of the holder’s Warrants that are being tendered (which must include all the 2004 Warrants and 2005 Warrants, to the extent applicable, held by such Holder at that time) must be received by the Company at such address prior to the Exercise Date.

IN ORDER TO TENDER WARRANTS PURSUANT TO THE OFFER, A HOLDER OF WARRANTS MUST INDICATE IN THE SECTION CAPTIONED “NUMBER OF WARRANTS TENDERED” ON THE LETTER OF TRANSMITTAL THE NUMBER OF WARRANTS BEING TENDERED.

The method of delivery of Warrants and all other required documents is at the option and risk of the tendering holder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

B.	Determination of Validity

All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Warrants will be determined by the Company, in its sole discretion, and its determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders of Warrants that it determines are not in proper form or reject Warrants that may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in any tender of the Warrants. Neither the Company nor any other person will be under any duty to give notice of any defect or irregularity in tenders, nor shall any of them incur any liability for failure to give any such notice.

This tender of Warrants pursuant to the procedure described above will constitute a binding agreement between the tendering Warrant holder and the Company upon the terms and subject to the conditions of the Offer.

C.	Signature Guarantees.

Except as otherwise provided below, all signatures on a Letter of Transmittal by a person residing in or tendering Warrants in the U.S. must be guaranteed by a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office or correspondent in the United States which is a participant in an approved Signature Guarantee Medallion Program (each of the foregoing being referred to as an “Eligible Institution”). Signatures on a Letter of Transmittal need not be guaranteed if (a) the Letter of Transmittal is signed by the registered holder of the Warrant(s) tendered therewith and such holder has not completed the box entitled “Special Delivery Instructions” or “Special Issuance Instructions” in the Letter of Transmittal; or (b) such Warrants are tendered for the account of an Eligible Institution. See Instructions 1 and 5 of the Letter of Transmittal

3.	RESCISSION RIGHTS

Tenders of Warrants made pursuant to the Offer may be rescinded at any time prior to the Exercise Date. Thereafter, such tenders are irrevocable. If the Company extends the period of time during which the Offer is open or is delayed in accepting for exercise any Warrants pursuant to the Offer for any reason, then, without prejudice to the Company’s rights under the Offer, the Company may retain all warrants tendered, and tenders of such Warrants may not be rescinded except as otherwise provided in this Section 3, subject to applicable law.

To be effective, a written notice of rescission must be timely received by the Company at the address below. Any notice of rescission must specify the name of the person who tendered the Warrants for which tenders are to be rescinded and the number of Warrants to be rescinded. If the Warrants to be rescinded have been delivered to the Company, a signed notice of rescission must be submitted prior to release of such Warrants. In addition, such notice must specify the name of the registered holder (if different from that of the tendering Warrant holder) and the serial numbers shown on the particular certificates evidencing the Warrants to be rescinded. Rescission may not be cancelled, and Warrants for which tenders are rescinded will thereafter be deemed not validly tendered for purposes of the Offer. However, Warrants for which tenders are rescinded may be retendered by again following one of the procedures described in Section 2 at any time prior to the Exercise Date.

All questions as to the form and validity (including time of receipt) of any notice of rescission will be determined by the Company, in its sole discretion, which determination shall be final and binding. Neither the Company nor any other person will be under any duty to give notification of any defect or irregularity in any notice of rescission or incur any liability for failure to give any such notification.

4.	ACCEPTANCE FOR PAYMENT OF WARRANTS AND ISSUANCE OF SHARES

Upon the terms and subject to the conditions of the Offer, from the Offer Date to the Exercise Date, the Company will accept for exercise Warrants validly tendered. Thereafter, the Ordinary Shares of the Company to be issued will be delivered as promptly as practicable following the Exercise Date. In all cases, Warrants will only be accepted for exercise pursuant to the Offer after timely receipt by the Company of certificates for Warrants, a properly completed and duly executed Letter of Transmittal or manually signed photocopy thereof, a certified bank check or wire transfer of immediately available funds in accordance with the Company’s instruction in the amount of the purchase price of the Ordinary Shares of the Company being purchased, and any other required documents.

For purposes of the Offer, the Company will be deemed to have accepted for exercise Warrants that are validly tendered and for which tenders are not rescinded, unless the Company gives written notice to the Warrant holder of its non-acceptance.

5.	BACKGROUND AND PURPOSE OF THE OFFER

A.	Information Concerning On Track Innovations Ltd.

The Company designs, develops and sells contactless microprocessor-based smart card products. A smart card is traditionally a credit card-sized plastic card containing a semiconductor chip. The type of semiconductor chip determines the amount of information that the card can store and the number and complexity of applications that can be provided by the card, or how “smart” the card is. The Company’s products support smart cards that contain microprocessor chips which run multiple applications, can be reprogrammed and support high levels of security. A smart card system consists of smart cards, readers that transmit and receive data from the smart card and computers that process data received from the readers.

B.	Purpose of the Offer.

The purpose of the Offer is to reduce the number of Warrants outstanding in order to provide greater certainty to investors and potential investors regarding the number of Ordinary Shares outstanding by providing an incentive to the holders to exercise their Warrants through the Offer to reduce the exercise price of the Warrants, which will also result in the Company raising additional capital.

C.	Interests of Directors and Officers.

None of our directors or executive officers own any of the 2004 Warrants or the 2005 Warrants.

Except as described herein, there are no present plans or proposals which relate to or would result in: (a) the acquisition by any person of additional securities of the Company, or the disposition of securities of the Company; (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation; involving the Company or any of its subsidiaries; (c) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries; (d) any change in the present Board of Directors or management of the Company including, but not limited to, any plans or proposals to change the number or the term of directors, to fill any existing vacancy on the Board or to change any material term of the employment contract of any executive officer; (e) any material change in the present dividend rate or policy, or indebtedness or capitalization of the Company; (f) any other material change in the Company’s corporate structure or business; (g) changes in the Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any person; (h) causing a class of equity security of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association; (i) a class of equity security of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the 34 Act; or (j) the suspension of the issuer’s obligation to file reports pursuant to Section 15(d) of the 34 Act. The exercise of the Warrants resulting from the temporary reduction of the exercise price would trigger the acquisition by such exercising holders of additional shares of the Ordinary Shares of the Company.

NEITHER THE COMPANY NOR ANY OF ITS DIRECTORS, OFFICERS OR EMPLOYEES MAKES ANY RECOMMENDATION TO ANY HOLDER OF WARRANTS AS TO WHETHER TO TENDER ALL OF THEIR WARRANTS. EACH HOLDER OF WARRANTS MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER THEIR WARRANTS.

6.	PRICE RANGE OF COMMON STOCK

There is no established trading market for the Options. The securities underlying the Warrants are Ordinary Shares of the Company, which are quoted on the NASDAQ National Market under the symbol “OTIV.” The following table shows, for the periods indicated, the high and low sale prices per share of the Company’s Ordinary Shares as quoted on the NASDAQ national Market:

	High	Low

Fiscal 2006
First Quarter	$13.19	$12.47
Fiscal 2005
Fourth Quarter	$13.75	$13.20
Third Quarter	12.95	12.70
Second Quarter	13.85	13.61
First Quarter	13.13	12.78
Fiscal 2004
Fourth Quarter	$13.37	$12.90
Third Quarter	9.45	8.81
Second Quarter	9.35	8.80
First Quarter	9.31	8.65

At the close of business on March 21, 2006, there were 12,822,700 Ordinary Shares of the Company outstanding. On March 21, 2006, the closing price for the Ordinary Shares of the Company as reported on NASDAQ National Market was $15.04 per share. The Company recommends that Holders obtain current market quotations for the Company’s Ordinary Shares, among other factors, before deciding whether or not to exercise their Warrants.

7.	SOURCE AND AMOUNT OF FUNDS

Because this transaction is an offer to holders to exercise their existing Warrants, there is no source or total amount of funds or other consideration applicable. The Company will use existing working capital to pay expenses associated with this transaction.

8.	TRANSACTIONS AND AGREEMENTS CONCERNING WARRANTS

A.	2004 Placement

On April 29, 2004, the Company completed the closing of a private placement, whereby the Company sold an aggregate of $15,132,000 of units (each a “2004 Unit” and, collectively, the “2004 Units”) in reliance upon the exemption from securities regulation afforded by the provisions of Regulation D, as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “33 Act”).

Pursuant to the terms of the Securities Purchase Agreement, dated as of April 2004, each 2004 Unit was sold for $11.64 and consisted of one Ordinary Share and a warrant to purchase six–tenths of an Ordinary Share. Each 2004 Warrant is valid for a term of five years and is exercisable at any time until April 22, 2009 at $13.97 per share and if the offer herein is accepted, at $12.29 per share.

B.	2005 Placement

On November 1, 2005, the Company completed the closing of a separate private placement, whereby the Company sold an aggregate of $22,210,516 of units (each a “2005 Unit” and, collectively, the “2005 Units”) in reliance upon the exemption from securities regulation afforded by the provisions of Regulation D, as promulgated by the SEC under the 33 Act.

The terms of two separate Securities Purchase Agreements, each dated as of October 27, 2005, governed the 2005 Placement. Specifically, the 2005 Placement involved the sale of an aggregate of 1,828,026 2005 Units, of which (i) 1,544,568 units consisted of one Ordinary Share and a warrant to purchase six-tenths of an Ordinary Share and (ii) 283,458 units consisted of one Ordinary Share and a warrant to purchase one-half of an Ordinary Share. The purchase price for each of the 2005 Units was $12.15 per unit. Each 2005 Warrant is exercisable, assuming the Offer period terminates after May 1, 2006, at any time until November 1, 2010, at exercise price of $14.58 per share and if the offer herein is accepted, at $12.39 per share.

9.	FINANCIAL INFORMATION REGARDING THE COMPANY.

Incorporated by reference are the Company’s financial statements for the fiscal year ended December 31, 2005 that were furnished in the Company’s Report of Foreign Private Issuer on Form 6-K, dated March 31, 2006. The full text of the Report of Foreign Issuer on Form 6-K, dated March 31, 2006 as well as the other documents the Company has filed with the U.S. Securities and Exchange Commission (“SEC”) prior to, or will file with the SEC subsequent to, the filing of this Tender Offer Statement on Schedule TO can be accessed electronically on the SEC’s website at www.sec.gov

10.	EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENTS

The Company expressly reserves the right, in its sole discretion and at any time or from time to time, to extend the period of time during which the Offer is open. There can be no assurance, however, that the Company will exercise its right to extend the Offer. During any such extension, all Warrants previously tendered will be deemed exercised as of the original Exercise Date. The Company also expressly reserves the right, in its sole discretion, (i) to terminate the Offer and not accept for exercise any Warrants not theretofore accepted for exercise by giving written notice of such termination to the holders of the Warrants; and (ii) at any time or form time to time to amend the Offer in any respect. Upon such termination of the Offer, the Company will promptly return to the holder the exercise price and the Warrants tendered. Amendments to the Offer will be made by written notice thereof to the holders of the Warrants. Material changes to information previously provided to holders of the Warrants in this Offer or in documents furnished subsequent thereto will be disseminated to holders of Warrants. Also, should the Company, pursuant to the terms and conditions of the Offer, materially amend the Offer, the Company will ensure that the Offer remains open long enough to comply with U.S. Federal securities laws. It is possible that such changes could involve an extension of the Offer of up to 10 additional business days.

If the Company materially changes the terms of the Offer or the information concerning the Offer, or it waives a material condition of the Offer, the Company will extend the Offer to the extent required under applicable law. The minimum period during which an offer must remain open following material changes in the terms of the Offer or information concerning the Offer (other than a change in price, change in dealer’s soliciting fee or change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information.

11.	U.S. AND ISRAELI TAX CONSEQUENCES:

A.	U.S. Tax Consequences

The Company believes that, for U.S. federal income tax purposes, no gain or loss will be recognized by the holder of a Warrant, regardless of whether the holder accepts the Offer or not. However, because of the lack of direct authority concerning transactions such as the Company’s Offer to permit the exercise of Warrants at a reduced price, each Holder is urged to consult his, her or its own tax advisor concerning the U.S. federal and other tax consequences of accepting or declining such Offer.

B.	Israeli Tax Consequences

The Company believes that, for Israeli income tax purposes, no taxable event shall occur for any of the Warrant holders, regardless of whether the holder accepts the Offer or not. However, holders are urged to consult their tax advisors concerning these and other possible tax consequences before accepting or declining such Offer.

12.	RISK FACTORS; FORWARD LOOKING STATEMENTS

In addition to those risks discussed in this Offer, information concerning risk factors included in the Company’s Annual Report on Form 20-F for year ended December 31, 2004 is incorporated by reference herein. Additional risks and uncertainties not presently know to the Company or that the Company currently deems immaterial also may impair our business options. If any risks occur, our business could be harmed. In that event, the trading price of our Ordinary Shares could decline.

13.	ADDITIONAL INFORMATION; MISCELLANEOUS

The Company has filed with the SEC a Tender Offer Statement on Schedule TO, of which this Offer is a part. This Offer does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that Holders review the Schedule TO, including the exhibits, and the Company’s other materials that have been filed with the SEC before making a decision on whether to accept the Offer.

The Company will assess whether it is permitted to make the Offer in all jurisdictions. In the event that determines that it is not legally able to make the Offer in a particular jurisdiction, the Company reserves the right to withdraw the Offer in that particular jurisdiction and the Company will inform Holders of this decision. If the Company withdraws the Offer in a particular jurisdiction, the Offer will not be made to, or will amendments be accepted from or on behalf of the Holders residing in that jurisdiction.

The Board of Directors of the Company recognizes that the decision to accept or reject this Offer is an individual one that should be based on a variety of factors and Holders should consult with personal advisors if Holders have questions about their financial or tax situation. The information about this Offer from the Company is limited to this document.

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files and furnished reports and other information with the Commission. All reports and other documents the Company has filed with the SEC, including the Schedule TO relating to the Offer, or will file with the SEC in the future can be accessed electronically on the SEC’s website at www.sec.gov.

Sincerely, On Track Innovations Ltd. Z.H.R. Industrial Zone P.O. Box 32 Rosh-Pina, Israel, 12000 (011) 972-4-686-8000

Circular 230 Disclaimer: The tax law is very complex. The foregoing contains statements regarding general tax principles that may not be specific to your tax situation. This advice was not intended or written to be used by you or any other holder for the purpose of avoiding tax penalties that might be imposed on you or such other holder. The advice was written to encourage you to tender Warrants as described herein. You should seek advice based on your own particular circumstances from you independent tax advisor with respect to federal, state, local and foreign tax consequences of electing to participate in the Offer. This disclaimer is required by the Internal Revenue Service’s Circular 230.

LETTER OF TRANSMITTAL
TO TENDER WARRANTS
OF
ON TRACK INNOVATIONS LTD.
PURSUANT TO THE OFFER

April 23, 2006

THE OFFER AND RESCISSION RIGHTS EXPIRE
AT 12:00 p.m., ISRAELI TIME, ON JUNE 22, 2006 UNLESS THE OFFER IS EXTENDED

To:	On Track Innovations Ltd. Z.H.R. Industrial Zone P.O. Box 32 Rosh Pina, Israel 12000 Tel. No.: (011) 972-4-686-8000

DESCRIPTION OF WARRANTS TENDERED AND
NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)

(Please Fill in Tendered Certificates Exactly as Name(s) Appear(s) on Certificate(s))

(Attach Signed Additional List if Necessary)

Certificate numbers	Number of warrants	Number of warrants tendered

TOTAL WARRANTS TENDERED:

This Letter of Transmittal is to be used only if certificates for Warrants (“Warrant Certificates”) are to be forwarded herewith.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL,
INCLUDING THE ACCOMPANYING INSTRUCTIONS, CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to On Track Innovations Ltd., an Israeli company (the “Company”), the above described Warrants, pursuant to the Company’s Offer, dated April 23, 2006, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”).

The Board of Directors of the Company has extended the Offer to the holders of warrants to purchase an aggregate of 820,800 ordinary shares nominal value NIS 0.1 per share, of the Company (“Ordinary Shares”) (the “2004 Warrants”), which were sold by the Company on April 29, 2004 pursuant to a private placement transaction (the “2004 Placement”) and to the holders of warrants to purchase an aggregate of 1,196,431 of Ordinary Shares (the “2005 Warrants”), which were sold by the Company on November 1, 2005 pursuant to a separate private placement transaction (the “2005 Placement”) (collectively, the 2004 Warrants and the 2005 Warrants will be referred to herein as the “Warrants”):

—	To reduce the exercise price of the 2004 Warrants from $13.97 to $12.29 per share; and

—	To reduce the exercise price of the 2005 Warrants from $14.58 to $12.39 per share.

2004 Warrants:

Subject to and effective upon acceptance for exercise of the Warrants tended hereby in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment), the undersigned hereby agrees to subscribe for and purchase all of the Ordinary Shares of the Company covered by such Warrant Certificate, and tenders payment herewith in full at the exercise price of $12.29 per share.

2005 Warrants:

Subject to and effective upon acceptance for exercise of the Warrants tended hereby in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment), the undersigned hereby agrees to subscribe for and purchase all of the Ordinary Shares of the Company covered by such Warrant Certificate, and tenders payment herewith in full at the exercise price of $12.39 per share.

The undersigned acknowledges that the Company has advised him or her to consult with his or her own advisors as to the consequences of participating or not participating in the Offer.

The undersigned hereby represents and warrants to the Company that:

(a)     the undersigned has full power and authority to tender, subscribe for and purchase all of the Ordinary Shares of the Company covered by such Warrant Certificate;

(b)     he or she has good, marketable and unencumbered title to them, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to their exercise, sale or transfer, and not subject to any adverse claim;

(c)     on request, the undersigned will execute and deliver any additional documents the Company deems necessary or desirable to complete the exercise of the Warrants tendered hereby;

(d)     the undersigned understands that tenders of Warrants pursuant to the Offer and in the instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Offer; and

(e)     the undersigned has read and agrees to all of the terms of the Offer.

All authorities conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy, and legal representatives of the undersigned. Except as stated in the Offer, this tender is irrevocable.

The name(s) and address(es) of the registered holder(s) should be printed below, exactly as they appear on the certificates representing the Warrants tendered hereby. The certificate numbers, the number of Warrants represented by such certificates, and the number of Warrants that the undersigned wishes to tender, should be set forth in the appropriate boxes above.

Please note that Warrant holders who choose to participate in the Offer must exercise all, and not less than all, of such holder’s Warrants pursuant to the terms of the Offer. Partial exercise of holder’s Warrants according to these terms will be not be permitted.

Unless otherwise indicated under “Special Issuance Instructions,” please issue the Ordinary Shares of the Company purchased hereby in the name(s) of the undersigned. Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the Ordinary Shares of the Company purchased hereby (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned’s signature(s). In the event that both “Special Payment Instructions” and “Special Delivery Instructions” are completed, please issue the certificates for the Ordinary Shares of the Company purchased hereby in the name(s) of, and mail said certificates for Ordinary Shares of the Company purchased hereby to the person(s) at the address so indicated.

THE UNDERSIGNED UNDERSTANDS THAT ACCEPTANCE OF A WARRANT BY THE
COMPANY FOR EXERCISE WILL CONSTITUTE A BINDING AGREEMENT BETWEEN
THE UNDERSIGNED AND THE COMPANY UPON THE TERMS AND SUBJECT TO THE
CONDITIONS OF THE OFFER.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions 1, 4, 5 and 6)

To be completed ONLY if certificates for Ordinary Shares of the Company purchased hereby are to be issued in the name of and sent to someone other than the undersigned.

Issue Ordinary Share certificates:

Name(s)_____________________________________________________ (please print)

Address(es)__________________________________________________

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 4, 5 and 6)

To be completed ONLY if certificates for Ordinary Shares of the Company purchased are to be mailed to someone other than the undersigned, or to the undersigned at an address other than that shown below.

Mail Certificates to:

Name(s)_____________________________________________________ (please print)

Address(es)__________________________________________________

PLEASE SIGN HERE (To be completed by all Warrant Holders)

—————————————————————————————————————
(Signature of Owners)

Dated: ______________________, 2006

Name(s)_____________________________________________________ (please print)

Address(es)__________________________________________________

Capacity (full title): ___________________________________________

Telephone number: ___________________________________________

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on certificate(s) or on a security position or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted with his Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 5)

GUARANTEE OF SIGNATURE(S)
(See Instructions 1 and 5)

Name of Firm: ___________________________________________

Authorized Signature: _____________________________________

Name: _________________________________________________

(please print)

Title: ___________________________________________________

Address: ________________________________________________

Area Code and Telephone Number: ___________________________

Dated: ____________________, 2006

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.     GUARANTEE OF SIGNATURE.

No signature guarantee is required if either:

(a)	this Letter of Transmittal is signed by the registered holder of the Warrants exactly as the name of the registered holder appears on the certificate tendered with this Letter of Transmittal and such owner has not completed the box entitled “Special Delivery Instructions” or “Special Issuance Instructions”; or

(b)	such Warrants are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States which is a participant in an approval Signature Guarantee Medallion Program (each such entity, an “Eligible Institution”); or

(c)	the Holders of such Warrants reside outside of the U.S. and are not otherwise tendering the Warrants in the U.S.

In all other cases, an Eligible Institution must guarantee all signatures on this Letter of Transmittal. See Instruction 5.

2.     DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES.

PROCEDURES. This Letter of Transmittal is to be used only if certificates for Warrants are delivered with it to the Company. Certificates for all physically tendered Warrants, together with a properly completed and duly executed Letter of Transmittal or duly executed and manually signed photocopy of the Letter of Transmittal, and any other documents required by this Letter of Transmittal, should be mailed or delivered to the Company at the appropriate address set forth on the front page of this Letter of Transmittal and must be delivered to the Company on or before the Exercise Date (as defined in the Offer).

THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES FOR WARRANTS, IS AT THE OPTION AND RISK OF THE TENDERING WARRANT HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

The Company will not accept any alternative, conditional or contingent tenders, except as expressly provided in the Offer. All tendering Warrant holders, by execution of this Letter of Transmittal (or a photocopy of it), waive any right to receive any notice of the acceptance of their tender.

3.     INADEQUATE SPACE. If the space provided in the box captioned “Description of Warrants Tendered” is inadequate, the certificate numbers and/or the number of Warrants should be listed on a separate signed schedule and attached to this Letter of Transmittal.

4.     WARRANTS TENDERED. Warrant holders who choose to participate in the Offer, must exercise all, and not less than all, of such holder’s Warrants pursuant to the terms of the Offer. Partial exercise of holder’s Warrants according to these terms will be not be permitted. All Warrants of a particular holder, whether or not represented by the certificate(s) listed and delivered to the Company, will be deemed to have been tendered.

5.     SIGNATURES ON LETTER OF TRANSMITTAL.

(a)	If this Letter of Transmittal is signed by the registered holder(s) of the Warrants tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

(b)	If the Warrants are held of record by two or more persons or holders, all such persons or holders must sign this Letter of Transmittal.

(c)	If any tendered Warrants are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or photocopies of it) as there are different registrations of certificates.

(d)	When this Letter of Transmittal is signed by the registered holder(s) of the Warrants listed and transmitted hereby, no endorsement(s) of certificate(s) representing such Warrants or separate ordinary share power(s) are required. EXCEPT AS OTHERWISE PROVIDED IN INSTRUCTION 1, SIGNATURE(S) ON SUCH CERTIFICATE(S) MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION. If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate ordinary share power(s), in either case signed exactly as the name(s) of the registered holder(s) appears on the certificate(s), and the signature(s) on such certificate(s) or ordinary share power(s) must be guaranteed by an Eligible Institution. See Instruction 1.

(e)	If this Letter of Transmittal or any certificate(s) or ordinary share power(s) are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Company of the authority so to act. If the certificate has been issued in the fiduciary or representative capacity, no additional documentation will be required.

6.     SPECIAL DELIVERY AND SPECIAL ISSUANCE INSTRUCTIONS. If certificates for Ordinary Shares purchased upon exercise of the Warrants are to be issued in the name of a person other than the signer of the Letter of Transmittal or if such certificates are to be sent to someone other than the person signing the Letter of Transmittal or to the signer at a different address, the boxes captioned “Special Issuance Instructions” and/or “Special Delivery Instructions” on this Letter of Transmittal should be completed as applicable and signatures must be guaranteed as described in Instruction 5.

7.     IRREGULARITIES. All questions as to the number of Warrants to be accepted, the validity, form, eligibility (including time of receipt) and acceptance for exercise of any tender of Warrants will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties. The Company reserves the absolute right to reject any or all tenders of Warrants it determines not to be in proper form or to reject those Warrants, the acceptance of which or payment for which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Warrants, and the Company’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Warrants will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

8.     QUESTIONS AND REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES. Please direct questions or requests for assistance, or for additional copies of this Offer, Letter of Transmittal or other materials, in writing to:

Mr. Guy Shafran
On Track Innovations Ltd.
Z.H.R. Industrial Zone
P.O. Box 32
Rosh Pina, Israel 12000
Facsimile No. (011) 972-4-693-8887

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A PHOTOCOPY THEREOF) TOGETHER WITH WARRANT CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY ON OR PRIOR TO 12:00 p. m., ISRAELI TIME, ON THE EXERCISE DATE (AS DEFINED IN THE OFFER).